EXHIBIT 99.1

Body and Mind Announces C$10 Million Private Placement Financing

Vancouver, British Columbia – April 30, 2019 – Body and Mind Inc. ("BaM" or the "Company") (CSE: BAMM) (OTC Pink: BMMJ) intends to offer, on a private placement basis, up to 8,000,000 of units of the Company (the “Units”) at a price of C$1.25 per Unit for aggregate gross proceeds of up to C$10-million (the “Offering”).

Each Unit will be comprised of one common share (each, a “Common Share”) and one common share purchase warrant of the Company (each, a “Warrant”). Each Warrant will be exercisable to acquire one common share of the Company (each, a “Warrant Share”) at an exercise price of C$1.50 for a period of 48 months from the closing of the Offering, subject to adjustment in certain events. The Company has granted an option to sell up to an additional C$10 million of Units on the same terms, which option is exercisable upon written notice to the company not less than three business days prior to the closing of the Offering.

The Units are to be offered and sold by private placement (i) in Canada to “accredited investors” within the meaning of National Instrument 45-106 and other exempt purchasers in each province of Canada, as agreed upon by the Company and the Agents, (ii) in the United States to “accredited investors” (as such term is defined under Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)) pursuant to the exemption from the registration requirements provided by Rule 506(b) of Regulation D under the U.S. Securities Act and any applicable state securities laws, and (iii) outside Canada and the United States on a basis which does not require the qualification or registration of any of the Units.

The net proceeds received by the Company from the Offering will be used for expanding production capacity, building out dispensaries, expansion of operations and for working capital and general corporate purposes.

The closing of the Offering is expected to occur on or about May 10, 2019 and is subject to receipt of all applicable approvals and other customary conditions to closing, including the approval of the Canadian Securities Exchange.

The securities being offered have not been and will not be registered under the U.S. Securities Act, or any state securities laws of the United States, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirements, these securities will not be offered or sold to persons within the United States unless an exemption from the registration requirements of the U.S. Securities Act.  This news release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The securities to be issued pursuant to the Offering will be “restricted securities” as defined under Rule 144(a)(3) of the U.S. Securities Act and will contain the appropriate restrictive legends as required under the U.S. Securities Act and under National Instrument 45-102 of the Canadian Securities Administrators.

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

For more information please contact:

Body and Mind Inc.

Michael Mills

Tel: 800-361-6312

mmills@bamcannabis.com

Website: http://bamcannabis.com/

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements” and in this press release include, without limitation, information regarding the terms of the proposed Offering and the proposed date of closing thereof, the proposed use of proceeds of the Offering, expansion of operations, and the business strategy of the Company.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements except as otherwise required by law.